Exhibit 5.1

Courtney T. Thorne
+1 617 937 2318
cthorne@cooley.com

July 11, 2022

Exicure, Inc.
2430 N. Halsted St.
Chicago, IL 60614

Ladies and Gentlemen:

We have acted as counsel to Exicure, Inc., a Delaware corporation (the “Company”), in connection with the filing of a Registration Statement on Form S‑3 (the “Registration Statement”) by the Company under the Securities Act of 1933, as amended, covering the resale by the selling stockholder (the “Selling Stockholder”) of 867,369 shares (the “Shares”) of the Company’s common stock, par value $0.0001 per share (“Common Stock”), acquired pursuant to a Securities Purchase Agreement, dated May 9, 2022, by and among the Company and the purchasers named therein (the “Securities Purchase Agreement”).

In connection with this opinion, we have examined and relied upon the Registration Statement and related prospectus, the Company’s Amended and Restated Certificate of Incorporation, as amended, and Amended and Restated Bylaws, as amended, each as currently in effect, the Securities Purchase Agreement and such other documents, records, certificates, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below. We have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies, the accuracy, completeness and authenticity of certificates of public officials and the due authorization, execution and delivery of all documents by all persons other than the Company where execution and delivery are prerequisites to the effectiveness thereof. As to certain factual matters, we have relied upon a certificate of an officer of the Company and have not independently verified such matters.

Our opinion is expressed only with respect to the General Corporation Law of the State of Delaware. We express no opinion to the extent that any other laws are applicable to the subject matter hereof. We are not rendering any opinion as to compliance with any federal or state antifraud law, rule or regulation relating to securities, or to the sale or issuance thereof.

On the basis of the foregoing, and in reliance thereon, we are of the opinion that the Shares have been validly issued and are fully paid and nonassessable.

We hereby consent to the reference to our firm under the caption “Legal Matters” in the prospectus included in the Registration Statement and to the filing of this opinion as an exhibit to the Registration Statement.

COOLEY LLP 500 BOYLSTON STREET, 14TH FLOOR, BOSTON, MASSACHUSETTES
T: (617) 937 2300 F: (617) 937-2400 COOLEY.COM

Exicure, Inc.
July 11, 2022
Page Two

Very truly yours,
COOLEY LLP

By:	/s/ Courtney T. Thorne
Courtney T. Thorne

COOLEY LLP 500 BOYLSTON STREET, 14TH FLOOR, BOSTON, MASSACHUSETTES
T: (617) 937 2300 F: (617) 937-2400 COOLEY.COM